Exhibit F, Schedule 3 (d)

Cash current accounts as per 06.30.2004 without intercompany accounts between companies belonging to the same Market Unit
The following transactions were authorized by Commission order dated June 14, 2002 (HCAR No. 27539).

Company                               Counterparty              ISO           Type            Amount [ISO]     Amount [USD]
------------------------   ----------------------------------   ---   --------------------   --------------   --------------
Degussa Companies*         *                                    EUR    Aggregated balance      -246,746,747
E.ON Finance GmbH          E.ON Energie AG                      EUR   Cash Current Account   -3,953,861,711   -4,805,918,910
E.ON Finance GmbH          E.ON Ruhrgas AG                      EUR   Cash Current Account     -837,267,548   -1,017,698,704
E.ON Finance GmbH          KGN Kommunalgas Nordbayern GmbH      EUR   Cash Current Account       -8,562,567      -10,407,800
E.ON Finance GmbH          Ruhrgas Industries GmbH              EUR   Cash Current Account      -17,278,178      -21,001,625
E.ON Finance GmbH          E.ON Ruhrgas Transport AG & Co. KG   EUR   Cash Current Account      -25,270,178      -30,715,901
E.ON Finance GmbH          E.ON Bayern AG                       EUR   Cash Current Account   -1,057,622,260   -1,285,539,857
E.ON Finance GmbH          E.ON Sales & Trading GmbH            EUR   Cash Current Account     -577,110,340     -701,477,618
E.ON Finance GmbH          E.ON Finland                         EUR   Cash Current Account       -9,905,833      -12,040,541
E.ON Finance GmbH          E.ON Kraftwerke GmbH                 EUR   Cash Current Account     -362,003,959     -440,015,813
E.ON Finance GmbH          E.ON Netz GmbH                       EUR   Cash Current Account     -417,767,501     -507,796,398
E.ON Finance GmbH          Avacon AG                            EUR   Cash Current Account     -276,539,117     -336,133,296
E.ON Finance GmbH          E.DIS AG                             EUR   Cash Current Account      -84,453,562     -102,653,304
E.ON Finance GmbH          E.ON Wasserkraft GmbH                EUR   Cash Current Account      -99,271,916     -120,665,014
E.ON Finance GmbH          Ferngas Nordbayern GmbH              EUR   Cash Current Account      -83,714,180     -101,754,586
E.ON Finance GmbH          Rhein-Main-Donau AG                  EUR   Cash Current Account       -4,325,556       -5,257,713
E.ON Finance GmbH          TEAG                                 EUR   Cash Current Account     -310,875,608     -377,869,301
E.ON Finance GmbH          Viterra AG                           EUR   Cash Current Account     -269,627,558     -327,732,296
E.ON Finance GmbH          Thuga AG                             EUR   Cash Current Account     -132,480,440     -161,029,974
E.ON Finance GmbH          E.ON Westfalen Weser AG              EUR   Cash Current Account     -162,318,362     -197,297,969
E.ON Finance GmbH          EAM Energie AG                       EUR   Cash Current Account     -148,034,318     -179,935,713
E.ON AG                    DEUTSCHE BANK AG, DUSSELDORF         EUR   Cash Current Account      -12,381,425      -15,049,622
E.ON Finance GmbH          DRESDNER BANK AG, DUSSELDORF         EUR   Cash Current Account         -483,788         -588,045
E.ON Finance GmbH          WESTLB AG, DUSSELDORF                EUR   Cash Current Account      -28,785,848      -34,989,199
E.ON North America, Inc.   VEBA OIL SUPPLY & TRADING INC.       USD   Cash Current Account       -4,826,257       -4,826,257


* no further information available
                                     Exchange rates as per 06.30.2004
                                     EUR/USD   0.82271